Exhibit 10.57

                                                            Execution Copy




                       PREFERRED STOCK PURCHASE AGREEMENT

                                   among

                           SEER TECHNOLOGIES, INC.,

                   WELSH, CARSON, ANDERSON & STOWE VI, L.P.

                                     and

            THE SEVERAL OTHER PURCHASERS LISTED ON SCHEDULE I HERETO


                         Dated as of April 27, 1998




                              TABLE OF CONTENTS
                                                                      Page

ARTICLE I.  PURCHASE AND SALE OF SHARES                                1

     SECTION 1.01  Issuance, Sale and Delivery of the Shares           1
     SECTION 1.02  Closing Date                                        2

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY              2

     SECTION 2.01  Organization, Qualifications and Corporate Power    2
     SECTION 2.02  Authorization of Agreements, Etc.                   2
     SECTION 2.03  Validity                                            3
     SECTION 2.04  Authorized Capital Stock                            3
     SECTION 2.05  Financial Statements                                3
     SECTION 2.06  Disclosure                                          4
     SECTION 2.07  Actions Pending                                     4

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS          4

ARTICLE IV.	CONDITIONS TO THE OBLIGATIONS OFTHE PURCHASERS AND
            THE COMPANY                                                5

     SECTION 4.01  Conditions to the Obligations of the Purchasers     5
     SECTION 4.02  Conditions to the Obligations of the Company        6

ARTICLE V.  COVENANTS OF THE COMPANY                                   7

     SECTION 5.01  Certain Registration Rights                         7
     SECTION 5.02  Availability of Rule 144                            7
     SECTION 5.03  Payment on Credit Agreement and Reduction
                   of Guaranty                                         8

ARTICLE VI.  MISCELLANEOUS                                             8

     SECTION 6.01  Expenses                                            8
     SECTION 6.02  Survival of Agreements                              8
     SECTION 6.03  Brokerage                                           8
     SECTION 6.04  Parties in Interest                                 8
     SECTION 6.05  Notices                                             8
     SECTION 6.06  Law Governing                                       9
     SECTION 6.07  Entire Agreement                                    9
     SECTION 6.08  Counterparts                                        9


INDEX TO SCHEDULES

Schedule                Description
I                       Purchasers
2.06                    Amendments and Supplements


INDEX TO EXHIBITS

Exhibit
A                       Certificate of Designation of Series B Preferred Stock



     PREFERRED STOCK PURCHASE AGREEMENT, dated as of April 27, 1998, among SEER TECHNOLOGIES, INC., a Delaware corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE VI, L.P., a Delaware limited partnership ("WCAS VI"), and the several other purchasers listed on Schedule I hereto (such other purchasers together with WCAS VI being herein referred to individually as a "Purchaser" and collectively the "Purchasers").

     WHEREAS, after giving effect to the filing of a Certificate of Designation of the Company in the form annexed hereto as Exhibit A (the "Certificate of Designation"), the Company shall designate shares of Series B Convertible Preferred Stock ("Series B Preferred Stock") from the Company's authorized 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock");

     WHEREAS, the Company wishes to issue and sell to the Purchasers shares of Series B Preferred Stock for an aggregate purchase price of $5,000,000 (the "Purchase Price"); and

     WHEREAS, the Purchasers wish to purchase said shares of Series B Preferred Stock, all on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:


                                    I.

                       PURCHASE AND SALE OF SHARES

     SECTION I.1 Issuance, Sale and Delivery of the Shares. On the Closing Date (as defined below), the Company shall issue and sell to the Purchasers, and each Purchaser shall purchase from the Company, the number of authorized but unissued shares of Series B Preferred Stock, rounded to the nearest whole share (said aggregate shares being purchased by the Purchasers being herein collectively called the "Shares"), obtained by dividing the amount set forth opposite the name of such Purchaser in Schedule I hereto under the heading "Purchase Price", by the Average Share Price (as defined below), and the Company shall issue and deliver to each Purchaser stock certificates in definitive form, registered in the name of such Purchaser, representing the Shares being purchased by such Purchaser hereunder.

     (1) The price per Share to be paid by each Purchaser on the Closing Date (the "Average Share Price") shall be determined by taking the average of the last reported sales price per share of Common Stock, par value $.01 per share ("Common Stock"), of the Company quoted by the National Association of Securities Dealers Automated Quotation System for the twenty (20) consecutive trading days beginning on April 13, 1998.

     (2) As payment in full for the Shares being purchased by each Purchaser hereunder, and against delivery of the stock certificates therefor as aforesaid, on the Closing Date each Purchaser shall wire transfer to the account of the Company in immediately available funds the sum set forth opposite the name of such Purchaser in Schedule I hereto under the heading "Purchase Price".

     SECTION I.2 Closing Date. The closing of the sale and purchase of the Shares shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York, at 10 a.m., New York time, on April 27, 1998, or at such other date and time as may be mutually agreed upon between the Purchasers and the Company (such date and time of closing being herein called the "Closing Date").


                                   II.

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchasers as follows:

     SECTION II.1 Organization, Qualifications and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the operations or financial condition of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted, to execute, deliver and perform this Agreement and to issue, sell and deliver the Shares.

     SECTION II.2 Authorization of Agreements, Etc. (1) The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Restated Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument by which the Company or any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries.

     (2) The Shares have been duly authorized and designated, and when issued in accordance with the terms of this Agreement, will be validly issued, fully aid and nonassessable shares of Series B Preferred Stock. The issuance, sale and delivery of the Shares are not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

     SECTION II.3 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

     SECTION II.4 Authorized Capital Stock. (1) On the date hereof, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock of which 2,094,143 shares are designated Series A Convertible Preferred Stock (the "Series A Preferred Stock"). After giving effect to the filing of the Certificate of Designation, a number of shares of Preferred Stock equal to 5,000,000 divided by the Average Share Price shall have been designated Series B Preferred Stock. As of the date hereof, immediately prior to giving effect to the purchase and sale of the Shares as contemplated hereby, 11,944,689 shares of Common Stock and 2,094,143 shares of Series A Preferred Stock are validly issued and outstanding, fully paid and nonassessable.

     (2) Except for the transactions contemplated herein or as set forth in the Company's Form 10-K for the 1997 fiscal year or the Company's Form 10-Q for the first quarter ended December 31, 1997 referred to in Section 2.06 hereof, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets, and (iii) the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

     SECTION II.5 Financial Statements. The Company has heretofore furnished to the Purchasers: (i) the audited consolidated balance sheet of the Company and its subsidiaries as of September 30, 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended, certified by Coopers & Lybrand L.L.P., independent certified public accountants, and (ii) the unaudited consolidated balance sheet of the Company and its subsidiaries as of December 31, 1997, and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the three month period then ended, certified by the principal financial officer of the Company. All such financial statements (including any related schedules and/or notes, if any) are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied. Each such balance sheet fairly and accurately presents the financial position of the Company and its subsidiaries as of its date, and each of said statements of operations, changes in stockholders' equity and cash flows fairly and accurately presents the results of operations of the Company and its subsidiaries for the period covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments which are not, in the aggregate, material. Since December 31, 1997, neither the business, operations, property nor financial condition of the Company and its subsidiaries, taken as a whole, have been materially adversely affected by any occurrence or development known to the Company, whether or not insured against.

     SECTION II.6 Disclosure. Neither the Company's Annual Report on Form 10-K for the year ended September 30, 1997 nor its Quarterly Report on Form 10-Q for the first quarter ended December 31, 1997 contains any untrue statement of material fact, or omits to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items delivered by the Company to the Purchasers pursuant to this Agreement contain any untrue statement of material fact, or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company has furnished the Purchasers with an accurate and complete copy of its annual report on Form 10-K for the 1997 fiscal year and of all other reports or documents required to be filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act"), since the filing of the most recent annual report to its stockholders. The Company has made all filings with the Securities and Exchange Commission (the "Commission") that it has been legally required to make. Except as disclosed in Schedule 2.06 attached hereto, the Company has not received any request from the Commission to file any amendment or supplement to any of the reports described in this Section 2.06.

     SECTION II.7 Actions Pending. Except as set forth in the Company's Form 10-K for the 1997 fiscal year or the Company's Form 10-Q for the first quarter ended December 31, 1997 referred to in Section 2.06 hereof, there is no action, suit, proceeding or, to the knowledge of the Company, investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or rights before any court or by or before any governmental body or arbitration board or tribunal, the outcome of which might result in any material adverse effect on the business, prospects, operations, property or financial condition of the Company or any of its subsidiaries, taken as a whole. To the knowledge of the Company, there does not exist any basis for any such action, suit, investigation or proceeding.


                                   III.

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS


     Each Purchaser represents and warrants to the Company that it is acquiring the Shares being purchased by it hereunder for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof. Each Purchaser further represents that it understands that (i) the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect. Each Purchaser further understands that the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis of sales of the Shares (or of the shares of Common Stock issuable upon conversion thereof) in limited amounts under certain conditions. Each Purchaser acknowledges that it has had a full opportunity to request from the Company to review and has received all information deemed relevant in making a decision to enter into this Agreement and consummate the transactions contemplated hereby.


                                    IV.

                       CONDITIONS TO THE OBLIGATIONS
                     OF THE PURCHASERS AND THE COMPANY

     SECTION IV.1 Conditions to the Obligations of the Purchasers. The obligation of each Purchaser to purchase and pay for the Shares being purchased by it hereunder on the Closing Date is, at its option, subject to the satisfaction, on or before such date, of the following conditions:

     (1) Representations and Warranties to be True and Correct. The representations and warranties contained in Article II hereof shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, and the Company shall have certified to such effect to the Purchasers in writing.

     (2) Performance. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Company shall have certified to such effect to the Purchasers in writing.

     (3) Credit Line Agreement. The $12,500,000 Credit Agreement (the "Credit Agreement"), dated as of July 15, 1996, as amended by that certain First Amendment To Credit Agreement, dated as of March 27, 1997, between the Company and NationsBank, N.A., a national banking association ("NationsBank"), shall have been increased by $4,500,000 (the "Increased Amount") to $17,000,000 and shall be in full force and effect and the Second Amendment To Credit Agreement (the "Second Amendment To Credit Agreement") between the Company and NationsBank shall have been executed and delivered by the Company and NationsBank and shall be in full force and effect.

     (4) Guaranty Agreement. The Agreement (the "Second Guaranty Agreement") between the Company and WCAS VI pursuant to which (i) WCAS VI shall agree to execute a guaranty in connection with the Increased Amount and certain liabilities and obligations (the "Hedge Amount") of the Company to NationsBank or one of its affiliates pursuant to "Hedge" Agreements for an additional aggregate amount of $5,000,000 in order to protect and enhance its existing substantial equity investment in the Company and to induce NationsBank to increase the funds available under the Credit Agreement, and (ii) the Company shall agree to issue to WCAS VI in recognition for the additional financial risk assumed by WCAS VI in guaranteeing the Increased Amount and the Hedge Amount (and not as compensation or a payment for any services or otherwise in connection with the pursuit of a trade or business) 30,000 shares (the "Additional Guaranty Shares") of Common Stock, shall have been executed and delivered by the Company and shall be in full force and effect.

     (5) Additional Guaranty Shares. The Additional Guaranty Shares shall have been issued and delivered to WCAS VI pursuant to the Second Guaranty Agreement.

     (6) Extension of Revolver. The maturity date of the Loan and Security Agreement, dated as of March 26, 1997, between the Company and Greyrock Business Credit, a division of NationsCredit Commercial Corporation, shall have been extended until at least one year from the Closing Date.

     (7) Certificate of Designation. The Certificate of Designation shall have been adopted by the Company by all necessary action of the Board of Directors, and shall have been duly filed with the Secretary of State of Delaware and become legally effective.

     (8) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request, including, without limitation, certified copies of the resolutions of the Board of Directors of the Company approving and authorizing the execution, delivery and performance of this Agreement and the issue, sale and delivery of the Shares.

     All such documents shall be satisfactory in form and substance to the Purchasers.

     SECTION IV.2 Conditions to the Obligations of the Company. The obligation of the Company to sell the Shares on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

     (1) Increased Credit Agreement. The Credit Agreement shall have been amended to reflect the Increased Amount and shall be in full force and effect.

     (2) Guaranty Agreement. The Second Guaranty Agreement shall have been executed and delivered by WCAS VI and shall be in full force and effect.

     (3) Guaranty. The Amended and Restated Guaranty (the "Amended Guaranty") by WCAS VI in favor of NationsBank shall have been executed and delivered and shall be in full force and effect.

     (4) Certificate of Designation. The Certificate of Designation shall have been adopted by the Company by all necessary action of the Board of Directors, and shall have been duly filed with the Secretary of State of Delaware and become legally effective.


                                     V.

                          COVENANTS OF THE COMPANY

     SECTION V.1 Certain Registration Rights. The Company hereby affirms and agrees that the registration rights granted to the Purchasers and certain other stockholders of the Company as set forth in Section 12 of the Preferred Stock Purchase Agreement dated as of March 7, 1990, among the Company and International Business Machines, CS First Boston Securities Corporation and the other parties named therein, as amended by, among other things, the Securities Purchase Agreement dated as of September 30, 1994, among the Company, WCAS Capital Partners II, L.P and the several securityholders named in Annexes I and II thereto and the Preferred Stock Purchase Agreement, dated as of July 31, 1996, among the Company, WCAS VI and the several other purchasers named in Schedule I thereto (said Section 12, as amended, herein referred to as the "Registration Rights Agreement"), shall be deemed to continue in full force and effect, provided, however, that the term "Registration Shares" shall be modified to include (i) any shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock issued to the Purchasers pursuant to this Agreement, (ii) any shares of Common Stock issued to WCAS VI pursuant to the Second Guaranty Agreement, and (iii) any securities issued or issuable with respect to any shares of Series B Preferred Stock or Common Stock referred to in clause (i) or (ii) by way of stock dividend or stock split or in connection with any merger, consolidation or other reorganization or otherwise.


     SECTION V.2 Availability of Rule 144. So long as there are Registration Shares (as defined in the Registration Rights Agreement) outstanding, the Company hereby covenants and agrees that it shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, to the extent required from time to time to enable any holder of Registration Shares to sell such Registration Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any similar rule or regulation allowing such holders to sell without registration under the Securities Act, as such Rule may be amended from time to time; provided, however, that so long as there are Registration Shares outstanding, the Company shall continue to file such reports as may be required to satisfy the requirements of Rule 144(c) even if not required to do so pursuant to the Exchange Act.


     SECTION V.3 Payment on Credit Agreement and Reduction of Guaranty. The Company hereby affirms and agrees that, in the event either (a) it issues equity securities, in addition to those outstanding immediately after the consummation of the transactions contemplated in this Agreement, that have a value of $5,000,000 or more or (b) it enters into a contractual agreement for providing services pursuant to which it receives an advance payment of $5,000,000 or more, it shall use at least $5,000,000 of such funds to permanently reduce its Commitment (as defined in the Credit Agreement) under the Credit Agreement (as amended by the Second Amendment To Credit Agreement).

     In the event that either (a) or (b) above occurs, the Company shall use its best efforts to assist WCAS VI in reducing the Guaranty (as amended by the Amended Guaranty) issued in connection with the Credit Agreement by at least $5,000,000.


                                   VI.

                              MISCELLANEOUS

     SECTION VI.1 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

     SECTION VI.2 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Shares pursuant hereto, and all statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

     SECTION VI.3 Brokerage. The Company, on the one hand, and the Purchasers, on the other hand, shall indemnify and hold harmless the other against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     SECTION VI.4 Parties in Interest. All covenants, agreements, representations and warranties contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     SECTION VI.5 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be sent by national overnight courier service or certified mail, return receipt requested, in each case with postage prepaid, addressed as follows:

     (1) if to the Company, at 8000 Regency Parkway, Cary, North Carolina 27511, Attention: President; and

     (2) if to the Purchasers, to their addresses as set forth on Schedule I hereto;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION VI.6 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION VI.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

     SECTION VI.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.


                                     SEER TECHNOLOGIES, INC.

                                     By /s/ Steven Dmiszewicki

                                     Name: Steven Dmiszewicki
                                     Title: Co-President & CFO



                                     WELSH, CARSON, ANDERSON
                                       & STOWE VI, L.P.

                                     By WCAS VI Partners, L.P.,  General
                                        Partner



                                     By /s/ Laura VanBuren
                                        General Partner


                                     WCAS INFORMATION PARTNERS, L.P.
                                     By WCAS INFO Partners,
                                        General Partner


                                     By /s/ Laura VanBuren
                                        General Partner



                                           *
                                     Patrick J. Welsh


                                           *
                                     Russell L. Carson


                                           *
                                     Bruce K. Anderson


                                           *
                                     Richard H. Stowe


                                           *
                                     Andrew M. Paul


                                           *
                                     Thomas E. McInerney


                                     /s/ Laura VanBuren
                                     Laura VanBuren, individually
                                         and as attorney-in-fact*


                                           *
                                     James B. Hoover



                                     DELAWARE CHARTER TRUST CO., as
                                       Trustee for the Benefit of the
                                       IRA Rollover of James B. Hoover

                                     By /s/ James B. Hoover


                                           *
                                     Robert A. Minicucci


                                           *
                                     Anthony J. de Nicola


                                     TRUST U/A DATED 11/26/84 for the
                                       Benefit of Eric Welsh (Carol
                                       Ann Welsh, Trustee)

                                     By /s/ Carol A. Welsh


                                     TRUST U/A DATED 11/26/84 for the
                                       Benefit of Randall Welsh (Carol
                                       Ann Welsh, Trustee)

                                     By /s/ Carol A. Welsh



                                     TRUST U/A DATED 11/26/84 for the
                                       Benefit of Jennifer Welsh (Carol
                                       Ann Welsh, Trustee)

                                     By  /s/ Carol A. Welsh


                                     /s/ David F. Bellet
                                     David F. Bellet


                                     REBOUL, MACMURRAY, HEWITT, MAYNARD
                                        & KRISTOL

                                     By /s/ Robert A. Schwed




                                Schedule I

                    Series B Preferred Stock Purchasers

Name of Purchaser                                        Purchase Price

Welsh, Carson, Anderson & Stowe VI, L.P.                   $ 4,724,210

WCAS Information Partners, L.P.                                 56,451

Patrick J. Welsh                                                28,226

TRUST U/A DATED 11/26/84 for the                                 4,032
  Benefit of Eric Welsh (Carol Ann Welsh, Trustee)

TRUST U/A DATED 11/26/84 for the                                 4,032
  Benefit of Randall Welsh (Carol Ann Welsh, Trustee)

TRUST U/A DATED 11/26/84 for the                                 4,032
  Benefit of Jennifer Welsh (Carol Ann Welsh, Trustee)

Russell L. Carson                                               40,321

Bruce K. Anderson                                               40,321

Richard H. Stowe                                                16,126

Andrew M. Paul                                                   9,676

Thomas E. McInerney                                              8,064

Laura VanBuren                                                   1,612

James B. Hoover                                                 12,096

Delaware Charter Trust Co., as Trustee for                       4,032
  the Benefit of the IRA Rollover of James B. Hoover

Robert A. Minicucci                                             20,160

Anthony J. de Nicola                                             2,418

David F. Bellet                                                 16,128

Reboul, MacMurray, Hewitt, Maynard & Kristol                     8,064


TOTAL:                                                      $5,000,000